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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 1, 2000


                                 AMERALIA, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-15474


             Utah                                            84-0631765
------------------------------                      ----------------------------
(State or other jurisdiction                        (IRS Employer Identification
incorporation or organization)                                 Number)


                     311 Raleigh Road, Kenilworth, IL 60043
              -----------------------------------------------------
              (Address of principal executive offices and Zip Code)

                                 (847) 256-9021
               ---------------------------------------------------
               Registrant's telephone number, including area code:


                                 not applicable
                  --------------------------------------------
                  former name or former address, if applicable



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ITEM 5. OTHER EVENTS.

         AmerAlia, Inc. (Nasdaq: AALA) entered into a second amended and restated guaranty agreement with a principal shareholder, the Jacqueline Badger Mars Trust, by which the Trust is increasing its guaranty of a loan AmerAlia has from the Bank of America, N.A. Currently the loan is for $7,326,000; the Trust has agreed to guaranty an increase in that loan to $9,000,000 which will make net proceeds of approximately $1,500,000 available to AmerAlia. The Trust has agreed that AmerAlia may make monthly draws in amounts of up to $500,000, subject to the Trust's approval of each draw. On December 7, 2000, the Bank increased the loan amount and made the first draw available to AmerAlia. The loan now has a repayment date of December 1, 2001.

         The funds will be used to advance engineering, completion of water, underground injection and other project permitting, and the payment of interest and other corporate costs. The new guaranty agreement is a continuation of the agreement initially entered into with the Trust in September 1999 and amended most recently in September 2000. The Trust facilitated the loan by guaranteeing its repayment in a manner satisfactory to the bank. To compensate the Trust, AmerAlia agreed to pay an amount equal to $1,350,000 in shares of AmerAlia's restricted common stock valued according to a formula based on market prices of AmerAlia's common stock following an announcement of financing, another arrangement for the development of the Rock School Project, or other corporate actions (with a ceiling price of $2.50 per share). When adjusted for the extended period of the guaranty (and without taking the ceiling price into account), this fee amounts to approximately 9% per annum.

         The fee is not payable until after AmerAlia announces its permanent financing or a strategic alliance for the development of the Rock School Project. AmerAlia agreed that, if during the term of the Guaranty it appeared that arrangements for the development of the Rock School Project are not reasonably forthcoming, the Board will determine whether other actions may be in the best interests of AmerAlia stakeholders.

         AmerAlia will make a report to the Trust regarding its progress in achieving a suitable arrangement by December 15, 2000 and from time-to-time thereafter as AmerAlia may request further advances under the loan.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:         Second Amended and Restated Guaranty Agreement



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERALIA, INC.

December 14, 2000                      By: /s/ Robert C.J. van Mourik
                                          ---------------------------
                                          Robert C.J. van Mourik,
                                          Executive Vice President



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                                 EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION
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
10.1                       Second Amended and Restated Guaranty Agreement